EXHIBIT 99.1

                               WESTWOOD ONE, INC.
                                  PRESS RELEASE

                                                      FOR IMMEDIATE RELEASE
                                                      CONTACT: Jacques Tortoroli
                                                      (212) 846-6159



                               WESTWOOD ONE, INC.
                  REPORTS SECOND QUARTER 2003 OPERATING RESULTS


     New York, NY -- August 5, 2003 -- Westwood One, Inc. (NYSE: WON) today reported second quarter 2003 operating results.

     In line with updated guidance issued on July 1, 2003, net revenues for the second quarter of 2003 were $132.7 million compared with $140.8 million for the second quarter of 2002. As previously disclosed, the softening of advertising sales that began in the first quarter of 2003 continued to adversely affect second quarter revenues.

     Operating income for the second quarter of 2003 was $41.7 million compared with $49.7 million in the second quarter of 2002. The decline in operating income was solely attributable to the lower second quarter revenue. Operating expenses for the period were held flat as additional costs for new program offerings were offset by reductions in employee related expenses.

     Net income for the second quarter of 2003 was $24.3 million ($.24 per basic share and $.23 per diluted share) compared with $30.5 million ($.29 per basic share and $.28 per diluted share) in the second quarter of 2002.

     Shane Coppola,  President and Chief Executive Officer of Westwood One said:
"Westwood One remains strong and well-positioned for the long term. As we disclosed in July, despite the first half softness, we continue to see modest improvements in our business in the second half of the year. That improvement, combined with our tight cost controls, will enable us to return to delivering solid quarterly results." Mr. Coppola added, "we continued to execute our share repurchase program, buying back over 3.8 million shares for approximately $127 million since the beginning of the year."

     Depreciation and amortization expense for the second quarter of 2003 and 2002 was approximately $2.9 million.

     Interest expense for the second quarter of 2003 was approximately $2.5 million compared with $1.7 million in the second quarter of 2002. The increase was attributable to higher debt outstanding and higher average interest rates in the second quarter of 2003 versus the same quarter last year. All of the Company's debt in the second quarter of 2002 was floating rate debt versus a mix of floating and fixed rate debt in the second quarter of 2003.

     Income tax expense in the second quarter of 2003 was $14.8 million compared with $17.6 million in the comparable 2002 period. The Company's effective income tax rate in the first half of 2003 was 37.5% compared with 36.7% in the first half of 2002. The increase in effective tax rate is attributable to recently enacted changes in state tax laws.

     Weighted average shares outstanding in the second quarter of 2003 decreased 5.3% from the comparable period in 2002. The decrease in weighted average shares outstanding was primarily attributable to the Company's stock repurchase program.

     Capital expenditures in the second quarter of 2003 were $1.3 million compared with $1.6 million in the second quarter of 2002.

2003 Outlook

     For the full year 2003, the Company continues to expect revenue to be flat to slightly up from 2002 results and operating income to be flat to slightly down from the comparable period in 2002.

     Westwood One provides over 150 news, sports, music, talk, entertainment programs, features, live events and 24/7 Formats. Through its subsidiaries, Metro Networks/Shadow Broadcast Services, Westwood One provides local content to the radio and TV industries including news, sports, weather, traffic, video news services and other information. SmartRoute Systems manages traffic information centers for state and local departments of transportation, and markets traffic and travel content to wireless, Internet, in-vehicle navigation systems and voice portal customers. Westwood One serves more than 7,700 radio stations. Westwood One, Inc. is managed by Infinity Broadcasting Corporation, a wholly-owned subsidiary of Viacom Inc.

     Certain statements in this release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The words or phrases "guidance," "expect," "anticipate," "estimates" and "forecast" and similar words or expressions are intended to identify such forward-looking statements. In addition any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements. Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this release include, but are not limited to: changes in economic conditions in the U.S. and in other countries in which Westwood One, Inc. currently does business (both general and relative to the advertising and entertainment industries); fluctuations in interest rates; changes in industry conditions; changes in operating performance; shifts in population and other demographics; changes in the level of competition for advertising dollars; fluctuations in operating costs; technological changes and innovations; changes in labor conditions; changes in governmental regulations and policies and actions of regulatory bodies; changes in tax rates; changes in capital expenditure requirements and access to capital markets. Other key risks are described in the Company's reports filed with the U.S. Securities and Exchange Commission. Except as otherwise stated in this news announcement, Westwood One, Inc. does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

                               WESTWOOD ONE, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (In thousands, except per share amounts)



                                                            Three Months Ended           Six Months Ended
                                                                 June 30,                    June 30,
                                                                 --------                    --------
                                                             2003          2002         2003           2002
                                                             ----          ----         ----           ----
GROSS REVENUES                                             $154,232     $164,299      $299,850       $310,966
 Less Agency Commissions                                     21,557       23,487        41,380         43,858
                                                           --------       -------     --------       --------
NET REVENUES                                                132,675      140,812       258,470        267,108
                                                           --------     --------      --------       --------

Operating Costs                                              86,504       86,146       178,556        178,547
Depreciation and Amortization                                 2,860        2,866         5,740          5,701
Corporate General and Administrative Expenses                 1,647        2,064         3,291          3,801
                                                           --------     --------      --------       --------
                                                             91,011       91,076       187,587        188,049
                                                           --------     --------      --------       --------
OPERATING INCOME                                             41,664       49,736        70,883         79,059
Interest Expense                                              2,496        1,677         4,947          3,435
Other (Income)                                                  (16)         (41)          (36)           (76)
                                                           --------     --------      --------       --------
INCOME BEFORE INCOME TAXES                                   39,184       48,100        65,972         75,700
INCOME TAXES                                                 14,848       17,626        24,722         27,783
                                                           --------     --------      --------       --------

NET INCOME                                                  $24,336      $30,474       $41,250        $47,917
                                                           ========     ========      ========       ========

EARNINGS PER SHARE:
 BASIC                                                        $ .24        $ .29         $ .40          $ .45
                                                           ========     ========      ========       ========
 DILUTED                                                      $ .23        $ .28         $ .39          $ .43
                                                           ========     ========      ========       ========

WEIGHTED AVERAGE SHARES OUTSTANDING:
 BASIC                                                      101,771      106,751       102,417        106,690
                                                           ========     ========      ========       ========
 DILUTED                                                    104,253      110,092       104,938        110,177
                                                           ========     ========      ========       ========


WESTWOOD ONE, INC.
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION
(Unaudited; Dollars in millions)

     The following tables set forth the Company's Operating Income before Depreciation and Amortization for the three and six month period ended June 30, 2003 and 2002. The Company defines "Operating Income before Depreciation and Amortization" as net income adjusted to exclude the following line items presented in its Statement of Operations: Income taxes; Other (Income); Interest expense; and Depreciation and Amortization. While this non-Generally Accepted Accounting Principles ("GAAP") measure has been relabeled to more accurately describe in the title the method of calculation of the measure, the actual method of calculating the measure now labeled Operating Income before Depreciation and Amortization is unchanged from the method previously used to calculate the measure formerly labeled EBITDA or Operating Cash Flow in prior disclosures.

     The Company uses Operating Income before Depreciation and Amortization, among other things, to evaluate the Company's operating performance, to value prospective acquisitions to determine compliance with debt covenants and as one of several components of incentive compensation targets for certain management personnel, and this measure is among the primary measures used by management for planning and forecasting of future periods. This measure is an important indicator of the Company's operational strength and performance of its business because it provides a link between profitability and operating cash flow. The Company believes the presentation of this measure is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company's management, helps improve their ability to understand the Company's operating performance and makes it easier to compare the Company's results with other companies that have different financing and capital structures or tax rates. In addition, this measure is also among the primary measures used externally by the Company's investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

     Since  Operating  Income  before  Depreciation  and  Amortization  is not a measure of performance calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, net income as an indicator of operating performance. Operating Income before Depreciation and Amortization, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, this measure does not necessarily represent funds available for discretionary use, and is not necessarily a measure of the Company's ability to fund its cash needs. As Operating Income before Depreciation and Amortization excludes certain financial information compared with net income, the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions which are excluded. As required by the Securities and Exchange Commission ("SEC"), the Company provides below reconciliations of Total Operating Income before Depreciation and Amortization to net income the most directly comparable amount reported under GAAP.

WESTWOOD ONE, INC.
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION
(Unaudited; Dollars in millions)



                                             Three Months Ended June 30,    Six Months Ended  June 30,
                                             ---------------------------    --------------------------
                                                 2003         2002              2003          2002
                                                 ----         ----              ----          ----
Total operating income before depreciation
  and amortization                              $ 44.6       $ 52.6            $ 76.6        $ 84.8
     Depreciation and amortization                (2.9)        (2.9)             (5.7)         (5.7)
                                                ------       ------            ------        ------
Operating Income                                  41.7         49.7              70.9          79.1
     Interest Income                               2.5          1.7               4.9           3.5
     Other (Income)                                 -           (.1)               -            (.1)
                                                ------       ------            ------        ------
Earnings before income taxes                      39.2         48.1              66.0          75.7
     Income Taxes                                 14.9         17.6              24.7          27.8
                                                ------       ------            ------        ------
Net income                                      $ 24.3       $ 30.5            $ 41.3        $ 47.9
                                                ======       ======            ======        ======

     Free cash flow is defined by the Company as net income plus depreciation and amortization less capital expenditures. The Company uses free cash flow, among other measures, to evaluate its operating performance. Management believes free cash flow provides investors with an important perspective on the cash available to service debt, make strategic acquisitions and investments, maintain its capital assets, repurchase its Common Stock and fund ongoing operations. As a result, free cash flow is a significant measure of the Company's ability to generate long term value. The Company believes the presentation of free cash flow is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by management. In addition, free cash flow is also a primary measure used externally by the Company's investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

     As free cash flow is not a measure of performance calculated in accordance with GAAP, free cash flow should not be considered in isolation of, or as a substitute for, net income as an indicator of operating performance or net cash flow provided by operating activities as a measure of liquidity. Free cash flow, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, free cash flow does not necessarily represent funds available for discretionary use and is not necessarily a measure of the Company's ability to fund its cash needs. In arriving at free cash flow, the Company adjusts operating cash flow to remove the impact of cash flow timing differences to arrive at a measure which the Company believes more accurately reflects funds available for discretionary use. Specifically, the Company adjusts operating cash flow (the most directly comparable GAAP financial measure) for capital expenditures, deferred taxes and certain other non-cash items in addition to removing the impact of sources and or uses of cash resulting from changes in operating assets and liabilities. Accordingly, users of this financial information should consider the types of events and transactions which are not reflected. The Company provides below a reconciliation of free cash flow to the most directly comparable amount reported under GAAP, net cash flow provided by operating activities.

WESTWOOD ONE, INC.
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION
(Unaudited; Dollars in millions)

The following table presents a reconciliation of the Company's net cash flow provided by operating activities to free cash flow:


                                                             Three Months Ended        Six Months Ended
                                                                  June 30,                June 30,
                                                             ------------------        ----------------
                                                              2003         2002         2003       2002
                                                              ----         ----         ----       ----
Net Cash Provided by Operating Activities                    $14.0        $46.9        $68.7      $89.8
Plus (Minus)
Changes in assets and liabilities
  (Decrease) Increase in accounts receivable                   4.8         11.6        (14.0)       3.8
  (Decrease) in other assets                                   (.9)        (1.4)        (5.5)      (5.1)
  Decrease (Increase) in accounts payable and
   accrued liabilities                                        10.5        (22.7)          .1      (32.5)
Deferred taxes and other adjustments to reconcile
  net income to net cash provided by operating activities     (1.2)        (1.1)        (2.3)      (2.3)
Capital Expenditures                                          (1.3)        (1.6)        (2.3)      (2.7)
                                                             -----        -----        -----      -----
Free Cash Flow                                               $25.9        $31.7        $45.0      $51.0
                                                             =====        =====        =====      =====
